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As filed with the Securities and Exchange Commission on December 4, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0408290 (I.R.S. Employer Identification No.)

18 Loveton Circle, P.O. Box 6000
Sparks, Maryland
21152-6000
(410) 771-7563
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert W. Skelton
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152
(410) 771-7563
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan L. Dye
John B. Beckman
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of Registration Fee (1)

Debt Securities	(1)	$0

(1)
The registrant is registering hereby an unspecified amount of securities which may be offered from time to time at unspecified prices. Pursuant to Rule 457(p), $23,540 of the registration fee previously paid with respect to the registrant's Registration Statement No. 333-122366, filed on January 28, 2005, relate to securities that remain unsold as of this date and are being used to offset against any registration fees that may become due under all offerings that may hereinafter be made under this registration statement. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees.

PROSPECTUS

        McCormick & Company, Incorporated

        Debt Securities

        We may from time to time issue Debt Securities. This prospectus may not be used to sell Debt Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Debt Securities.

        We may sell these Debt Securities through agents designated from time to time, through underwriters or dealers or we may sell them directly ourselves. The names of the underwriters or agents will be set forth in the accompanying prospectus supplement.

        See "Risk Factors" on page 3 herein and, if applicable, in the accompanying prospectus supplement for risks relating to an investment in our Debt Securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 4, 2007

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, we may offer and sell Debt Securities in one or more offerings.

        We have not authorized anyone to give any information or to make any representations concerning the Debt Securities we may offer except those which are in this prospectus, the prospectus supplement which is delivered with this prospectus or any free writing prospectus which may be incorporated by reference into this prospectus or such prospectus supplement. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Debt Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC's rules and regulations. For further information, we refer you to the registration statement on Form S-3 filed on December 4, 2007, which can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information and Incorporation by Reference." The registration statement also includes exhibits. Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell any of the Debt Securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        When we refer to "McCormick," "we," "us" or "our" in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries or, as the context may require, McCormick & Company, Incorporated only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements.

        These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

        In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "would," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "project," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially.

        Important factors that could cause our actual results to be materially different from our expectations include:

  •
  competitive conditions;

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  customer relationships and financial condition;

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  availability and cost of raw and packaging materials;

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  governmental actions and political events;

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  general economic conditions, including fluctuations in interest and foreign currency exchange rates; and

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  other factors discussed in this prospectus under the caption "Risk Factors."

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        An investment in our Debt Securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of Debt Securities, before making an investment decision, including those risks identified under "Risk Factors" in our quarterly report on Form 10-Q for the period ended May 31, 2007, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that related to any particular Debt Securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement.

        Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Debt Securities could decline due to any of these risks. In addition, please read "Cautionary Note Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus or in any prospectus supplement used in connection with an offering of Debt Securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our Debt Securities to decline.

OUR COMPANY

        We are a diversified specialty food company and a global leader in the manufacture, marketing and distribution of spices, herbs, seasoning blends and other flavors to the entire food industry. Our major sales, distribution and production facilities are located in North America and Europe. Additional facilities are located in Mexico, Central America, Australia, China, Singapore, Thailand and South Africa.

        We operate in two business segments: consumer and industrial. The consumer segment sells spices, herbs, extracts, seasoning blends, sauces, marinades and specialty foods to the consumer food market under a variety of brands, including "McCormick," "Zatarain's," "Simply Asia" and "Thai Kitchens" in the US, "Ducros," "Vahine" and "Silvo" in continental Europe, "Club House" in Canada and "Schwartz" in the U.K. The industrial segment sells seasoning blends, natural spices and herbs, wet flavors, coating systems and compound flavors to food manufacturers and the food service industry, served both directly and indirectly through distributors.

        We have a worldwide workforce of approximately 7,400 employees as of the date of this prospectus and our principal executive offices are located at 18 Loveton Circle, Sparks, Maryland 21152 (telephone: 410-771-7301).

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were 4.81 for the nine months ended August 31, 2007 and 4.90, 6.53, 6.86, 6.89 and 5.94 for the fiscal years ended November 30, 2006, 2005, 2004, 2003 and 2002, respectively. For the purpose of this ratio, "earnings" consist of income from consolidated operations before income taxes, plus fixed charges (net of capitalized interest), amortization of capitalized interest and dividends from unconsolidated subsidiaries. "Fixed charges" consist of interest, whether expensed or capitalized (including amortization of debt discount), and that portion of rental expense that is representative of interest.

USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Debt Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under an Indenture (the "Indenture"), to be entered into between McCormick and The Bank of New York, as trustee (the "Trustee"), a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, or which are incorporated by reference into this prospectus or such prospectus supplement, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

General

        The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of McCormick.

        Reference is hereby made to the prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

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  the title of the securities of the series;

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  any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

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  the date or dates on which the principal of the securities is payable;

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  the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

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  the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

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  the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

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  if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

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  any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

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  if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

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  if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

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  if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

        The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

        The terms of the Debt Securities do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving McCormick that may adversely affect holders of the Debt Securities.

Transfer and Exchange

        The Debt Securities of a series may be issued in either registered form ("Registered Securities") or global form. See "Book-Entry Securities." Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an "exchange."

        You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the "Security Registrar." The Security Registrar also will perform transfers. (Section 3.5 of the Indenture)

        You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture)

        If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture)

        If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

        In this "Transfer and Exchange" section of this prospectus, "you" means direct holders and not indirect holders of Debt Securities.

Book-Entry Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

        Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents.

        If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt

Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

Definitions

        "Attributable Debt" with respect to any sale leaseback transaction that is subject to the restrictions described under "Certain of our Covenants—Limitation On Sale and Leaseback" means the lesser of:

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  the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities (as defined in the Indenture) under the Indenture, compounded semi-annually, or

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  the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

        "Consolidated Net Tangible Assets" means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

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  current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

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  all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Statement of Financial Accounting Standards No. 106;

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  all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

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  the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

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  appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

        Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Funded Debt" means any indebtedness of McCormick or a Restricted Subsidiary for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any Subsidiary that owns, operates or leases one or more Principal Properties.

        "Subsidiary" means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Certain of Our Covenants

Limitations on Liens

        Except as described below under "—Exempted Indebtedness", we covenant that we will not, nor will we permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien ("Lien") of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, without providing that the Debt Securities shall be secured equally and ratably by such Lien with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

        This restriction does not apply to:

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  Liens that exist on the date of the Indenture;

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  Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

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  Liens in favor of us or any Subsidiary;

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  Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

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  Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

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  mechanics' and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

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  Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

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  Liens arising from any legal proceedings that are being contested in good faith;

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  any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of our property or the property of any Subsidiary or materially impair the use thereof in the operation of our business;

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  Liens securing industrial development or pollution control bonds; and

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  Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitation on Sale and Leaseback

        Except as described below under "—Exempted Indebtedness," we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

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  we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under "—Limitations on Liens" above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

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  the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) securities (other than any retirement prohibited by the terms of any Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary's Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture)

Exempted Indebtedness

        Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets properly appearing on a consolidated balance sheet of McCormick. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

        We covenant that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person (as defined in the Indenture) to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

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  the successor Person is McCormick or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the Debt Securities and under the Indenture,

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  immediately after giving effect to such transaction, McCormick or the successor Person would not be in default under the Indenture, and

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  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

        Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

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  a highly leveraged or similar transaction involving us;

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  a change in control or a change in our management; or

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  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

        In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

        An Event of Default with respect to the Debt Securities is defined in the Indenture as being:

  (i)
  default for 30 days in the payment of any installment of interest on the Debt Securities;

  (ii)
  default in the payment of any principal of the Debt Securities;

  (iii)
  default by McCormick in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the Debt Securities which shall not have been remedied for a period of 90 days after written notice of such default to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities;

  (iv)
  certain events of bankruptcy, insolvency or reorganization of McCormick; or

  (v)
  any other Event of Default specified for a series in the applicable prospectus supplement. (Section 5.1 of the Indenture).

        The Indenture provides that if an Event of Default under clause (i), (ii) or (iii) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities may declare the principal of all the Debt Securities, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture).

        If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

        In addition, prior to the declaration of the acceleration of the maturity of the Debt Securities, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security. (Sections 5.2 and 5.13 of the Indenture).

        The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

        The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

        The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Satisfaction and Discharge

        The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) as to all Debt Securities when:

  •
  either:

  •
  all Debt Securities theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

  •
  with respect to all Debt Securities not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

  •
  McCormick has paid all other sums payable by it under the Indenture;

  •
  McCormick has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and

  •
  if the Debt Securities are not due and payable within one year of the date of such deposit, McCormick has delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

        The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described under "—Certain of our Covenants" above) if:

  •
  McCormick deposits in trust with the Trustee money or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities when due; and

  •
  McCormick delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification And Waiver

        Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture)

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

  •
  change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

  •
  reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

PLAN OF DISTRIBUTION

        We may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

        The distribution of the Debt Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions.

        Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities offered under the prospectus may be "underwriters" as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

        If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligation under the contract is subject to the condition that the purchase of the offered Debt Securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

EXPERTS

        The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in McCormick & Company, Incorporated's Annual Report (Form 10-K) for the year ended November 30, 2006 (including the schedule appearing therein), and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with the Debt Securities will be passed upon for McCormick by Hogan & Hartson LLP, Washington, D.C.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our SEC filings are also available through our website at www.mccormick.com. Information on our website does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and (2) until our offering of securities has been completed:

  •
  our Annual Report on Form 10-K for the year ended November 30, 2006;

  •
  our Quarterly Reports on Form 10-Q, for the quarterly periods ended February 28, 2007, May 31, 2007 and August 31, 2007;

  •
  our Current Reports on Form 8-K, filed on December 12, 2006, December 18, 2006, January 24, 2007 (relating to the appointment of a new director), July 2, 2007, October 1, 2007, October 30, 2007 and November 16, 2007 (except for portions of such reports which were deemed to be furnished and not filed); and

  •
  the definitive proxy statement for our 2006 annual meeting of shareholders.

        You may obtain a copy of these filings at no cost, by writing to or telephoning us at the following address:

McCormick & Company, Incorporated
Attn: Office of the Treasurer
18 Loveton Circle, P.O. Box 6000
Sparks, Maryland 21152
(telephone: 410-771-7301)

        This prospectus is part of a registration statement that we have filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the Debt Securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of Debt Securities being registered.

SEC Registration Fee	$	(*	)
Rating Agency Fees		(**	)
Legal Fees and Expenses		(**	)
Accounting Fees and Expenses		(**	)
Printing and Engraving Expenses		(**	)
Trustee's Fees		(**	)
Miscellaneous		(**	)

Total	$	(**	)

(*)
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r). Pursuant to Rule 457(p), $23,540 of the filing fees previously paid with respect to the registrant's Registration Statement No. 333-122366, filed on January 28, 2005, relate to securities that remain unsold as of this date, and are being used to offset against any registration fees that may become due under all offerings that may hereinafter be made under this registration statement. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees.

(**)
The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

        Under the registrant's by-laws and the Maryland General Corporation Law, the directors and officers of the registrant may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings"), to which they are made a party by reason of their position as a director or officer of the registrant. In the case of conduct in their official capacity with the registrant, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

        If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of appropriate jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Any indemnification required or permitted by the registrant's by-laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the registrant, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the registrant.

        Under the registrant's charter, the monetary liability of directors and officers to the registrant or its stockholders is eliminated except for, and to the extent of, actual receipt of any improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

        The registrant also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of the registrant. This insurance may afford protection for liabilities not subject to indemnification under the registrant's by-laws and the Maryland General Corporation Law.

Item 16. Exhibits and Financial Statement Schedules

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
1*	Underwriting Agreement for Debt Securities.
4.1**	Form of Indenture for Debt Securities.
4.2*	Form of Note.
5**	Opinion of Hogan & Hartson LLP
12**	Computation of ratio of earnings to fixed charges.
23.1**	Consent of Ernst & Young LLP, Independent Public Registered Accounting Firm.
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5).
24	Powers of attorney (included in signature page).
25**	Statement on Form T-1 of eligibility of trustee.

*
To be filed by amendment or incorporated by reference in connection with the offering of specific Debt Securities.

**
Filed herewith.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks, State of Maryland on this 4th day of December, 2007.

MCCORMICK & COMPANY, INCORPORATED
By:	/s/ ROBERT J. LAWLESS Robert J. Lawless Chairman, Chief Executive Officer & Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Lawless, Gordon M. Stetz, Kenneth A. Kelly, Jr., Paul C. Beard and Robert W. Skelton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 4th day of December, 2007.

Signature	Title
/s/ ROBERT J. LAWLESS Robert J. Lawless	Chairman, Chief Executive Officer & Director
/s/ GORDON M. STETZ, JR. Gordon M. Stetz, Jr.	Executive Vice President & Chief Financial Officer
/s/ KENNETH A. KELLY, JR. Kenneth A. Kelly, Jr.	Vice President & Controller
/s/ JOHN P. BILBREY John P. Bilbrey	Director
/s/ JAMES T. BRADY James T. Brady	Director

/s/ FRANCIS A. CONTINO Francis A. Contino	Director
/s/ J. MICHAEL FITZPATRICK J. Michael Fitzpatrick	Director
/s/ FREEMAN A. HRABOWSKI, III Freeman A. Hrabowski, III	Director
/s/ MICHAEL D. MANGAN Michael D. Mangan	Director
/s/ JOSEPH W. MCGRATH Joseph W. McGrath	Director
/s/ MARGARET M. V. PRESTON Margaret M. V. Preston	Director
/s/ GEORGE A. ROCHE George A. Roche	Director
/s/ WILLIAM F. STEVENS William F. Stevens	Director
/s/ ALAN D. WILSON Alan D. Wilson	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1*	Underwriting Agreement for Debt Securities.
4.1**	Form of Indenture for Debt Securities.
4.2*	Form of Note.
5**	Opinion of Hogan & Hartson LLP
12**	Computation of ratio of earnings to fixed charges.
23.1**	Consent of Ernst & Young LLP, Independent Public Registered Accounting Firm.
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5).
24	Powers of attorney (included in signature page).
25**	Statement on Form T-1 of eligibility of trustee.

*
To be filed by amendment or incorporated by reference in connection with the offering of specific Debt Securities.

**
Filed herewith.

QuickLinks

  PROSPECTUS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
OUR COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
  General
  Transfer and Exchange
  Book-Entry Securities
  Definitions
  Certain of Our Covenants
  Events of Default
  Satisfaction and Discharge
  Covenant Defeasance
  Modification And Waiver
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS